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EXHIBIT 10.1

PURCHASE AGREEMENT

        AGREEMENT, made as of this 4th day of February, 1981, among RELIANCE INSURANCE COMPANY, a Pennsylvania corporation, ("Reliance"), Zenith National Insurance Corp., a Delaware corporation ("Zenith"), the parties set forth in Exhibit A hereto (collectively referred to herein as the "Selling Stockholders"), and EUGENE V. KLEIN, DANIEL SCHWARTZ, and HARVEY L. SILBERT, as agents for the Selling Stockholders ("Sellers' Agents");

WITNESSETH:

        WHEREAS, the Selling Stockholders collectively own approximately 60% of the issued and outstanding common stock of Zenith which owns 100% of the issued and outstanding common stock of Zenith Insurance Company ("ZIC"); and

        WHEREAS, Reliance has heretofore agreed in principle with the Selling Stockholders to purchase 1,109,900 shares of common stock of Zenith at a price of $19.00 per share, or an aggregate total purchase price of $21,083,100.00 subject, however, to a pro-rata adjustment in the number of shares and the price per share (but not in the aggregate total purchase price) to reflect a five for four stock split payable on January 30, 1981, to shareholders of record on January 15, 1981; and

        WHEREAS, Zenith has determined that the consummation of this sale of stock is in the best interest of Zenith and, therefore, Zenith is desirous of assisting in the transaction;

        NOW, THEREFORE, in consideration of the premises and mutual covenants, agreements, representations and warranties herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed as follows:

ARTICLE I
DEFINITIONS

        As used herein, the following terms shall have the following meanings:

        1.1  "Closing" shall mean the sale of "Tendered Shares" pursuant to this Agreement and such other transactions contemplated by this Agreement which shall take place on the Closing Date at the offices of Wyman, Bautzer, Rothman, Kuchel & Silbert, 2049 Century Park East, 14th Floor, Los Angeles, California 90067.

        1.2  "Closing Date" shall mean five business days after the date of the Notice of Closing, but not later than June 30, 1981.

        1.3  "Note" shall mean the promissory notes, in the form and substance of Exhibit B attached hereto, in the aggregate principal amount of $10,544,050.00 to be delivered to each of the Selling Stockholders on the Closing Date, maturing one year from the Closing Date and bearing interest at the rate of 14% per annum.

        1.4  "Notice of Closing" shall mean the written notice sent by Reliance to the Sellers' Agents wherein Reliance acknowledges receipt of all necessary regulatory approvals and expiration of any applicable waiting periods.

        1.5  "Price Per Share" shall mean the purchase price in the amount of $15.20 for each of the 1,387,375 shares of the common stock of Zenith to be sold to Reliance, which price and number of shares reflect adjustment from the original agreement in principle of the parties hereto for the Stock Split.

        1.6  "Purchase Price" shall mean the aggregate sum of $21,083,100.00 payable as set forth in Paragraph 2.1 by Reliance to the Selling Stockholders for the Tendered Shares.

        1.7  "Reliance" shall mean Reliance Insurance Company, a Pennsylvania corporation, having its principal place of business at 4 Penn Center Plaza, Philadelphia, Pennsylvania 19103.

        1.8  "Sellers' Agents" shall have the same meaning given to such term in Article VIII hereof.

        1.9  "Selling Stockholders" shall mean those persons listed in Exhibit A hereto who own the Tendered Shares and who shall sell the Tendered Shares to Reliance.

        1.10   "Tendered Shares" shall mean 1,387,375 shares of the common stock of Zenith owned by the Selling Stockholders, subsequent to the Stock Split.

        1.11   "Zenith" shall mean Zenith National Insurance Corp., a Delaware corporation, having its principal place of business at 15760 Ventura Boulevard, Encino, California 91436.

        1.12   "Zenith Stock" shall mean all of the issued and outstanding shares of the common stock of Zenith as of the Closing Date.

        1.13   "ZIC" shall mean Zenith Insurance Company, a California corporation and wholly-owned subsidiary of Zenith, having its principal place of business at 15760 Ventura Boulevard, Encino, California 91436, and any and all subsidiaries and/or affiliated entities through which it engages in business.

        1.14   "ZIC Stock" shall mean all of the issued and outstanding shares of the common stock of ZIC as of the Closing Date.

        1.15   "Stock Split" shall mean the five for four Stock Split of the common stock of Zenith, payable on January 30, 1981 to the shareholders of record on January 15, 1981.

ARTICLE II
PURCHASE OF ZENITH STOCK

        2.1    Purchase.    On the Closing Date, Reliance shall purchase the Tendered Shares and shall deliver to the Sellers' Agents:

          (a)  The Purchase Price as follows:

      (i)
      Reliance check in clearing house funds payable to the order of Sellers' Agents in the amount of $10,544,050.00; and

      (ii)
      Fourteen (14) separate notes, one payable to each Selling Stockholder in the face amount set forth opposite his name on Exhibit A hereof, for an aggregate total principal face amount of $10,544,050.00;

          (b)  An Investment Letter in form and substance reasonably satisfactory to counsel to the Selling Stockholders;

          (c)  An opinion by counsel for Reliance, addressed to Zenith and the Selling Stockholders setting forth the matters contained in Paragraph 7.5 hereof.

        2.2    Deliveries At Closing.    At the Closing, there shall be delivered to Reliance the following, in form and substance reasonably satisfactory to Reliance:

          (a)  Certificates evidencing the Tendered Shares, free and clear of all liens and encumbrances accompanied by stock powers relating to all of the Tendered Shares, endorsed in blank by the respective Selling Stockholder with said signatures guaranteed by commercial banks or member firms of the New York Stock Exchange;

          (b)  An opinion by counsel for Zenith, and addressed to Reliance, setting forth the matters contained in Paragraph 6.7 hereof;

          (c)  An opinion by counsel for the Selling Stockholders, and addressed to Reliance, setting forth the matters contained in Paragraph 6.6 hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF RELIANCE

        Reliance hereby represents and warrants to the Selling Stockholders and Zenith as follows:

        3.1    Organization and Standing.    Reliance is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania, has full power and authority to own its property and conduct its business substantially as presently conducted by it and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business is sufficiently material to make such qualification necessary.

        3.2    Corporate Authority.    Reliance has full corporate authority to execute and perform this Agreement, and this Agreement constitutes a valid and binding obligation of Reliance, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally. The Board of Directors of Reliance or its Executive and Finance Committee will have approved this Agreement and the transactions contemplated herein prior to the Closing Date and will have authorized the execution and delivery of this Agreement by Reliance. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will have been duly authorized by all requisite corporate authority of Reliance and will not result in a material violation of the Articles of Agreement or By-Laws of Reliance or any material agreement by which it may otherwise be bound or of any law, rule, license, regulation, judgment, order or decree governing or materially affecting the operation of the businesses of Reliance.

        3.3    Investigation by Reliance.    Reliance represents and acknowledges to the Selling Stockholders that they or their agents or representatives have had the opportunity to make such investigations of the business, operations and financial conditions of Zenith and ZIC as they have deemed necessary in connection with the transaction contemplated hereby and that Reliance, and their representatives and agents, have had as of the Closing Date full access to the books and records of Zenith and ZIC, and have had opportunities to make inquiries with respect thereto of said companies' employees, officers and agents. Reliance represents that in entering into this transaction, they are not relying upon any representations or warranties made by the Zenith, ZIC or any of their officers, agents or employees, except for those expressly set forth in this Agreement. Reliance further represents and acknowledges that, except as contained in this Agreement, the Selling Stockholders have made no representations or warranties of any kind of nature whatsoever with respect to Zenith or ZIC, or as to the value of the Tendered Shares.

        3.4    Investment.    Reliance represents and warrants that it is acquiring the Tendered Shares of record and beneficially and for its own account and not as agent for, or the nominee of, any person, firm, or other entity. Reliance is acquiring such Tendered Shares without a view to or for resale in connection with the distribution thereof in violation of the Securities Act of 1933 and the rules and regulations thereunder (the "Act"); provided, however, that the disposition of Reliance's property shall at all times be and remain within its control, and provided further that nothing contained herein shall prevent the disposition of the Tendered Shares by Reliance in a transaction exempt from the registration provisions of the Act, or in any manner contemplated by Article IX hereof.

        3.5    Brokerage.    Reliance acknowledges that a total brokerage fee of $221,980 is payable upon closing to Drexel, Burnham, Lambert, Incorporated. Reliance agrees to pay 50% of said fee, or $110,990 to said firm. No other broker or finder has acted directly or indirectly for Reliance in connection with this Agreement or the transactions contemplated hereby, and no other broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements as understandings made by as on behalf of Reliance.

ARTICLE IV
REPRESENTATIONS OF THE SELLING STOCKHOLDERS

        A.    Each of the Selling Stockholders severally represents and warrants as follows:

        4.1    Title to the Tendered Shares.    Each of the Selling Stockholders shall deliver that number of Tendered Shares set forth opposite his name on Exhibit A, which shares are owned by him, but which shares have not been registered in accordance with the Act, free and clear of all liens, encumbrances, and rights of others and has the right, and authority to convey, or cause to be conveyed, clear title to such shares to Reliance on the Closing Date and to otherwise perform under this Agreement; and this Agreement constitutes a valid and binding obligation of each Selling Stockholder, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally; and each Selling Stockholder's performance under this Agreement will not conflict with any law, rule, licence, regulation, judgment, order or decree specifically applicable to such Selling Stockholder, the Articles of Incorporation or By-Laws of Zenith, or any agreement entered into by such Selling Stockholder.

        4.2    Tendered Shares.    The Tendered Shares to be delivered to Reliance at the Closing, will vest in Reliance good title thereto, free and clear of all liens, charges, encumbrances, equities, claims, litigation and options of whatever nature.

        4.3    Brokerage.    The Selling Stockholders acknowledge that a total brokerage fee of $221,890 is payable upon closing to Drexel, Burnham, Lambert, Incorporated. The Selling Stockholders agree to pay 50% of said fee, or $110,990 to said firm. No other broker or finder has acted directly or indirectly for the Selling Stockholders, Zenith or any of its subsidiaries or affiliates in connection with this Agreement or the transactions contemplated hereby, and no other broker or finder is entitled to any brokerage or finder's fee or other commission in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Selling Stockholders or Zenith.

        4.4    Investment.    Each Selling Stockholder represents and warrants that he is acquiring the Note of record and beneficially for his own account and not as an agent for, or the nominee of, any person, firm, or other entity. Each Selling Stockholder is acquiring the Note without a view to or for resale in connection with the distribution thereof in violation of the Act.

        B.    Zenith represents and warrants as follows:

        4.5    Corporate Organization, Authorization, etc.

          (a)  Zenith is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and ZIC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and they each have full corporate power and authority to conduct their businesses as they are now being conducted and to own or lease the properties and assets they now own or hold under lease and are duly qualified or licensed to do business and are in good standing as foreign corporations in each jurisdiction where the nature of its business is sufficiently material to make such qualification necessary.

          (b)  Zenith has heretofore furnished Reliance with a complete and correct copy of Zenith's and ZIC's Articles of Incorporation and By-Laws, as amended to date, certified respectively by the Secretary or an Assistant Secretary of Zenith and ZIC or the official state custodian of such documents. Zenith's and ZIC's respective Articles of Incorporation and By-Laws are in full force and effect, and Zenith and ZIC are not in any material way in violation of any of the provisions of their respective Articles of Incorporation and By-Laws.

        4.6    Authorized and Outstanding Stock.    The authorized capital stock of Zenith consists of 10,000,000 shares of common stock of which 5,395,191 are issued and outstanding immediately prior to the Stock Split and 1,000,000 shares of preferred stock of which none are issued and outstanding; the authorized capital stock of Zenith Insurance Company consists of 20,000 shares of common stock of which all are issued and outstanding and 20,000 shares of preferred stock of which none are issued and outstanding. All of said outstanding stock is validly issued, fully paid and non-assessable. Except for the shares issued pursuant to the Stock Split, and not to exceed 160,000 shares to be issued pursuant to existing stock option and appreciation plans neither Zenith nor ZIC has outstanding; nor is bound by, any other subscriptions, options, warrants, rights, calls, convertible securities, commitments or agreements to issue any additional shares of their capital stock, including any right of conversion or exchange under any outstanding security or other instrument, and no other shares of Zenith Stock or ZIC Stock were reserved for any purpose. There are no unsatisfied pre-emptive rights in respect of the Zenith Stock.

        4.7    Consents and Approvals of Governmental Authorities.    No characteristic of Zenith or ZIC or of the nature of its or their businesses or operations requires any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby except as provided herein.

        4.8    No Violation as to Zenith.    The consummation of the transactions contemplated herein will not constitute or result in a breach of any material term, condition or provision of, or constitute a material default under, or result in the creation of any lien, charge or encumbrance upon a material amount of the property or assets of Zenith or ZIC pursuant to or any charter instrument, By-law, agreement or other instrument to which Zenith or ZIC is a party or by which a material amount of their property is bound, or violate any law, regulation, judgment, order or decree binding upon any of them, the violation of which would result in a material adverse effect upon Zenith or ZIC nor will the same result in the loss of any license, certificate, legal privilege or legal right which is enjoyed or possessed by Zenith or ZIC, and which is material to the operation of Zenith or ZIC, give any party to any material agreement to which any of them is a party the right of termination or give any lender or noteholder, or any trustee for any lender or noteholder, any right to accelerate the maturity of any material indebtedness as to which Zenith or ZIC is the direct or indirect obligor, or to claim any material default or breach with respect thereto.

ARTICLE V
COVENANTS

        5.1    Affirmative Covenants.    During the period between the date of this Agreement and the Closing Date, each Selling Stockholder will use his best efforts, to cause Zenith and ZIC to:

          (a)  Access to Information.    Upon reasonable notice, afford representatives of Reliance reasonable access to the personnel, properties, business records and work papers of Zenith and ZIC including financial records and reports and audit reports, in order that Reliance may have full opportunity to make such investigation as it shall desire of the affairs of Zenith and ZIC. Reliance shall treat as confidential all information obtained by it in the course of such investigation and regardless of whether this Agreement is terminated prior to the Closing Date or consummated, Reliance shall not use in its business or disclose to others any of such information, except that which has been publicly disclosed by any Selling Stockholder, Zenith or ZIC or which has come into the public domain by action other than that of Reliance. In the event the transaction contemplated hereby is not closed, Reliance agrees to return all copies of such information obtained by it during its investigation to Zenith.

          (b)  Compliance with Closing Conditions.    Comply with the respective closing conditions to be performed on their parts.

        5.2    Election of Directors.    Subsequent to and surviving the Closing, the Selling Stockholders shall use their best efforts to expand the Boards of Directors of Zenith and ZIC from five to eight directors and to cause (and to continue to cause, (for so long as Reliance shall own at least 10% of the issued and outstanding common stock of Zenith) the election of three qualified individuals designated by Reliance from time to time to the Boards of Directors of Zenith and ZIC.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF RELIANCE

        The obligation of Reliance to close the transaction contemplated hereby is subject to the conditions that, on or before the Closing Date:

        6.1    Representations and Warranties True at Closing.    The representations and warranties of the Selling Stockholders and Zenith contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof in connection with the transactions contemplated hereby, shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date except as otherwise contemplated herein.

        6.2    Compliance With Agreement.    Each of the Selling Stockholders and Zenith shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by them prior to or at the Closing.

        6.3    Approval of Proceedings.    All actions, proceedings, instruments and documents required to carry out this Agreement, or incidental thereto, and any other related legal matters shall have been approved by Vincent Vaccarello, Esq., counsel for Reliance, which approval shall not be unreasonably withheld.

        6.4    Investigation.    An investigation on the part of Reliance or its representatives of the personnel, books, records and work papers of Zenith or ZIC shall not have disclosed any inaccuracies in (a) any of such information and/or data, (b) the consolidated balance sheets and consolidated statements of income, (c) any representation or warranty to the Selling Stockholders and Zenith, or (d) any other data supplied pursuant to this Agreement, which, in the aggregate, materially and adversely affects the financial condition, assets or results of operations of Zenith or ZIC as at the dates or for the periods reported upon in such statements.

        6.5    Injunction.    On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or an administrative agency directing that the transactions provided for herein or any of them not be consummated as herein provided.

        6.6    Opinion of Counsel.    The Selling Stockholders shall have delivered to Reliance an opinion dated as of the Closing Date from counsel to the Selling Stockholders, in form reasonably acceptable to Reliance, to the effect that, after such inquiry regarding relevant facts as counsel deems necessary:

          (a)  There are presently no existing restrictions in the Articles of Incorporation and all amendments thereto or in the By-Laws, Minutes, or stock certificates of Zenith or ZIC, or any stockholders agreements of which counsel is aware or any laws, which have not been complied with limiting the right or power of the parties obligated hereunder to transfer the Tendered Shares to Reliance as called for by this Agreement;

          (b)  Counsel is unaware of any acts of any Selling Stockholder which adversely affects the title of Reliance to the Tendered Shares;

          (c)  There are no limitations known to counsel upon the power and authority of each Selling Stockholder to carry out the terms, conditions and provisions of this Agreement.

        6.7    Opinion of Counsel.    Zenith shall have delivered to Reliance an opinion dated as of the Closing Date from counsel to Zenith, in form reasonably acceptable to Reliance, to the effect that:

          (a)  Zenith and ZIC are each corporations duly organized, validly existing and in good standing under the laws of the states of their respective incorporations, and have full corporate power and authority to conduct their businesses substantially as they are now being conducted and to own or lease the properties and assets they now own or hold under lease, and are duly qualified or licensed to do business and are in good standing as foreign corporations in each jurisdiction where the nature of their business is sufficiently material to make such qualification necessary.

          (b)  As of the Closing Date, the authorized capital stock of Zenith consists of 10,000,000 shares of common stock of which, should all existing option rights be exercised, 6,902,224 shares will be issued and outstanding and 1,000,000 shares of preferred stock of which none are issued and outstanding, the authorized capital stock of Zenith Insurance Company consists of 20,000 shares of common stock, all of which are owned by Zenith, and 20,000 shares of unissued preferred stock; all outstanding shares of stock of both Zenith and Zenith Insurance Company have been validly issued, fully paid, and are non assessable.

          (c)  There are presently no existing restrictions in the Articles of Incorporation and all amendments thereto or in the By-Laws of Zenith or ZIC, or any stockholders' agreements of which such counsel is aware, after due and appropriate inquiry, limiting the right or power of the parties obligated hereunder to transfer the Tendered Shares to Reliance.

          (d)  Counsel, after such inquiry regarding relevant facts as counsel deems necessary, is unaware of any acts of Zenith or ZIC which adversely affects the title of Reliance to the Tendered Shares;

          (e)  Except as provided herein, Counsel, after such inquiry regarding relevant facts as counsel deems necessary, knows of no outstanding options, warrants, rights or privileges, contractual or otherwise, to acquire any shares of Zenith or ZIC common or preferred stock from said companies;

          (f)    To the best of such Counsel's knowledge, after such inquiry regarding relevant facts as counsel deems necessary, there is no litigation pending, threatened or in prospect against Zenith or ZIC relating to the Tendered Shares or the consummation of this transaction.

        6.8    Regulatory Approvals.    The transaction contemplated hereby shall be approved by all necessary regulatory authorities, including but not limited to the California Insurance Commissioner pursuant to an order of exemption or disclaimer of control, and the waiting period required by the Hart-Scott-Rodino Act shall have expired and no other Federal Trade Commission approvals shall be required. Reliance will deliver the Notice of Closing promptly upon fulfillment of these conditions.

        6.9    Resolutions and Zenith's Certificate.    Zenith shall have delivered to Reliance copies of the resolutions of its Board of Directors authorizing the transaction contemplated herein, with such resolutions to be certified to be true and correct by the Secretary of Zenith.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATION OF SELLING STOCKHOLDERS

        The obligations of the Selling Stockholders to deliver the Tendered Shares hereunder are subject to the conditions that, on or before the Closing Date:

        7.1    Representations and Warranties True at Closing.    The representations and warranties of Reliance contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects on and as of the Closing Date as though such representations and warranties were made at and as of such date, except as otherwise contemplated herein.

        7.2    Reliance's Compliance with Agreement.    Reliance shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed and complied with by it prior to or at the Closing.

        7.3    Resolutions and Reliance's Certificate.    Reliance shall have delivered to Sellers' Agents copies of the resolution of its Board of Directors or its Executive and Finance Committee authorizing the transactions contemplated herein, with such resolutions to be certified to be true and correct by the Secretary of Reliance.

        7.4    Approval of Proceedings.    All actions, proceedings, instruments, and documents required to carry out this Agreement, or incidental thereto, and to other related legal matters shall have been approved by counsel for the Selling Stockholders, which approval shall not be unreasonably withheld.

        7.5    Injunction.    On the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court of competent jurisdiction or an administrative agency directing that the transactions provided for herein or any of them not be consummated as herein provided.

        7.6    Opinion of Reliance's Counsel.    Reliance shall have delivered to Sellers' Agent the opinion of Vincent Vaccarello, Esq., its Counsel, to the effect that:

          (a)  Reliance is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania;

          (b)  All corporate and other proceedings required to be taken by or on the part of Reliance to authorize it to carry out this Agreement have been duly and properly taken and this Agreement constitutes the valid and binding obligation of Reliance;

          (c)  The execution and performance by Reliance of this Agreement does not violate any provisions of the Articles of Agreement or By-Laws of Reliance or any material agreement of which he is aware, after such inquiry regarding relevant facts as he deems necessary, by which it may otherwise be bound or of any law, rule, license regulation, judgment order or decree governing or affecting the operation of the businesses of Reliance;

          (d)  All governmental and regulatory approvals necessary hereunder or by reason of the nature of the business of Reliance have been obtained;

          (e)  The Note, upon delivery at Closing, will be the valid and binding obligation of Reliance, enforceable in accordance with its terms, subject, however, to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

        7.7    Regulatory Approvals.    The transaction contemplated hereby shall be approved by all necessary regulatory authorities, including but not limited to the California Insurance Commissioner pursuant to an order of exemption or disclaimer of control, and the waiting period required by the Hart-Scott-Rodino Act shall have expired and no other Federal Trade Commission approvals shall be required.

ARTICLE VIII
SELLERS AGENTS

        8.1    Appointment.    Selling Stockholders do, and each of them does, hereby irrevocably constitute and appoint Eugene V. Klein, Daniel Schwartz and Harvey L. Silbert as their agents (herein called the "Sellers' Agents") to perform, on their behalf and on behalf of each of them, all acts which, by the provisions of this Agreement are to be performed by the Sellers' Agents; to approve and initial on behalf of the Selling Stockholders any interlineations and insertions appearing in this Agreement; to represent them and each of them at the Closing; to execute and deliver on their behalf and on behalf of each of them such documents, as they, in their sole judgment, shall deem to be necessary or advisable in their interest; to execute and give or perform on their behalf and on behalf of each of them all notices, requests, consents and other communications and actions required or permitted to be given or performed by him or by the Selling Stockholders or any of them hereunder and to receive on their behalf and on behalf of each of them all notices, requests, consents and other communications and actions required or permitted to be given or performed by them or by the Selling Stockholders or any of them hereunder prior to Closing; to waive in writing on their behalf and on behalf of each of them any one or more conditions stated in Article VII hereof; to receive on their behalf and on behalf of each of them monies delivered out of the Purchase Price at Closing, to be the named payee of the Note to be delivered at Closing, and to distribute the Purchase Price among the Selling Stockholders as their interests may appear; to expend on behalf of the Selling Stockholders or each or any of them in the carrying out of any of their powers or duties hereunder such sums as they, in their sole judgment, shall deem necessary or advisable in their interest (and each Selling Stockholder hereby agrees promptly to pay the Sellers' Agents such Selling Stockholder's pro rata share of such expenses); provided, however, that no material amendment of any of the terms of any provision of this Agreement or any exhibit hereto, any change in the number of Tendered Shares, the Purchase Price, the payment terms, or any increase in the liability of any Selling Stockholder or reduction of the pro-rata share of the Purchase Price to be received hereunder by each Selling Stockholder for the Tendered Shares, shall be binding on any Selling Stockholder who does not specifically agree thereto in writing.

        8.2    Successors.    Upon the death, incapacity, disability or resignation of any one of said Agents, then and forthwith the Selling Stockholders, for themselves and for their then respective heirs, executors, administrators, successors and assigns, do hereby agree to, and each of them does hereby irrevocably constitute and appoint the surviving two of them, if then living and physically and mentally able and willing so to act, or upon the subsequent death, incapacity, disability or resignation of the second one of them, then and forthwith the Selling Stockholders for themselves and for their then respective heirs, executors, administrators, successors and assigns, do hereby agree to, and each of them does hereby, irrevocably constitute and appoint the sole survivor of them as successor Sellers' Agent. Each such successor Sellers' Agent shall have and exercise all of the same powers with full force and effect as set forth in the foregoing Paragraph 8.1 and, in addition, authority to notify Reliance of his succession to the position of Sellers' Agent.

        8.3    Disclaimer.    The Sellers' Agents and their successors shall be the representative of the Selling Stockholders only, and Reliance shall not be responsible or liable for any of his or their acts or omissions.

ARTICLE IX
REGISTRATION RIGHTS

        Reliance and Zenith agree:

        9.1    Registration Request by Reliance.

          (a)  From and after the Closing Date, Reliance may deliver a written request to Zenith with copies being delivered at the same time to each of the Selling Stockholders, which request shall state (i) the aggregate number of shares of Zenith Stock which are proposed to be sold in a public offering, (ii) whether such shares will be disposed of through an underwriter (an "Underwritten Offering") or otherwise, and (iii) shall request that Zenith effect a registration under the Act, of (x) all or part of the shares of Zenith Stock then owned by Reliance, whether or not such shares were Tendered Shares, and (y) such shares of Zenith Stock which the Selling Stockholders request to be registered pursuant to subsection (b) below. Upon receipt of such request, Zenith will promptly use its best effort to effect the registration (the "Registration") under the ILLEGIBLE of the shares of Zenith Stock which Zenith has been so requested to register for disposition, and any shares held by Selling Stockholders to be registered as provided in subsection (b) below, all to the extent requested so as to permit the disposition (in accordance with the intended methods thereof as aforesaid) by Reliance or any Selling Stockholder, of the shares of the Zenith Stock so to be registered.

          If Reliance requests an Underwritten Offering, Zenith shall enter into an agreement with a managing underwriter selected by Reliance and named in such request and with such other underwriters as Reliance shall from time to time name, which agreement shall contain terms customary for a secondary distribution. Zenith shall have the right to approve any and all underwriters selected by Reliance, which approvals shall not be unreasonably withheld.

          For the purposes of this Article IX, Zenith Stock shall also mean shares of common stock of Zenith which become outstanding after the Closing, and securities issued in respect of the shares of Zenith Stock.

          (b)  Within ten (10) days of the mailing of the notice referred to in subsection (a) above, any Selling Stockholder may provide written notice to Reliance and Zenith stating that such Selling Stockholder wishes to participate in the Registration (a "Participating Selling Stockholder"), and further stating the number of shares of Zenith Stock then held by such Participating Selling Stockholder which ILLEGIBLE to be included in the Registration, and such number of shares will be so included; provided, however, that if the managing underwriter for an Underwritten Offering notifies Reliance that it is able to dispose of fewer shares of Zenith Stock that the aggregate number which Participating Selling Stockholders and/or Reliance have requested to be registered (such difference to be referred to as the "Undisposed Shares"), then the number of shares of Zenith Stock to be registered on behalf of each Participating Selling Stockholder and Reliance shall be reduced by a number calculated pursuant to the following formula: multiply the number of Undisposed Shares times the percentage obtained by dividing (i) the number of shares of Zenith Stock which such Participating Selling Stockholder or Reliance has requested to be registered by (ii) the total number of shares of Zenith Stock requested to be registered by all Participating Selling Stockholders and Reliance.

          (c)  Reliance may make the request for the Registration only once; provided, however, that in the event that an Underwritten Offering results in Undisposed Shares, then, Reliance may subsequently request a Registration pursuant to subsection (a) one or (to the extent that subsequent notice or notices are of Underwritten Offerings which resulted in Undisposed Shares) more additional times, to the extent necessary to register on behalf of Reliance that number of shares of Zenith Stock equal to Reliance's portion of the Undisposed Shares (as determined by the formula set forth in subsection (b) above)—which resulted from the first Registration. In the event of additional Registration as provided in the preceding sentence, Reliance may request registration of shares in excess of its portion of the Undisposed Shares, provided, however, that the inability to register such shares in excess of the Undisposed Shares shall not give rise to additional Undisposed Shares for the purpose of determining whether Reliance will again be entitled to request Registration pursuant to subsection (b) above. Selling Stockholders may participate in subsequent Registrations referred to in this subsection (c) under the same terms and conditions as provided in Sections 9.1, 9.3, 9.4 and 9.5 of this Agreement.

        9.2    Registration of Shares by Zenith.

          (a)  If Zenith proposes to register on a general form for registration (e.g., S-1, S-7, S-16) under the Act a sale, disposition or transfer by Zenith or any other person of any securities (otherwise than pursuant to Section 9.1 of this Agreement) it will at each such time give written notice to Reliance and the Selling Stockholders of its intention to do so and, upon the written request of Reliance and/or any of the Selling Stockholders (also a "Participating Selling Stockholder") given within ten (10) days after mailing of any such notice (which request of each such entity shall specify the number of shares of Zenith Stock, intended to be sold or disposed of by each such entity and describe the nature of any proposed sale or other disposition thereof), Zenith will use its best efforts to cause all such Zenith Stock to be registered under the Act to the extent requisite to permit the sale or other disposition, in accordance with the method described in the notice; provided, however, that Reliance and the Selling Stockholders shall have no right to participate in any Underwritten Offering by Zenith in connection with shares of Zenith Stock to be registered pursuant to this Section 9.2, notwithstanding their rights to have shares registered pursuant to such Section; provided further, that Zenith may require Reliance and the Selling Stockholders to agree not to sell or otherwise dispose of such shares pursuant to the registration statement for a period not exceeding 90 days after the closing of the sale of Zenith Stock to an underwriter (the "Waiting Period") to the extent that the managing underwriter of the proposed public offering of securities for which the registration statement was to be filed delivers to Reliance and the Selling Stockholders a letter stating that such sales or other disposition within such Waiting Period could materially and adversely affect such public offering. In the event of a disagreement in good faith between the parties hereto and the managing underwriter as to the length of the Waiting Period or any other matters relating to a Registration pursuant to this Article IX, the decision of Mr. Mike Milken, or any other mutually agreed upon third party, shall control.

        9.3    Certain Obligations Regarding Registration.

          (a)  If and whenever Zenith is required to use its best efforts to effect the Registration of any shares of Zenith Stock under the Act as provided above in Sections 9.1 and 9.2, Zenith will promptly:

    (i)
    prepare and, within sixty (60) days of the date such request was made, (provided that Zenith shall use its best efforts to file such registration statement as soon as possible), file with the Securities and Exchange Commission (the "Commission") a registration statement (on any form that is available to Zenith and usable by Reliance or the Participating Selling Stockholders in connection with such Registration) with respect to such shares of Zenith Stock and use its best efforts to cause such registration statement to become effective;

    (ii)
    afford to the officers and authorized representatives of Reliance reasonable access to Zenith's and its subsidiaries' plants, properties, books and records and its and their principal officers in order that Reliance may have full opportunity to make a reasonable investigation of the statements made in any such registration statement;

    (iii)
    prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Act with respect to the disposition of all shares of Zenith Stock covered by such registration statement until such time as all of such shares of Zenith Stock have been disposed of in accordance with the intended methods of disposition by Reliance or any Participating Selling Stockholder set forth in such registration statement but in no event for a period of more than nine (9) months after such registration becomes effective;

    (iv)
    furnish to Reliance and the Participating Selling Stockholders such number of copies such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus), in conformity with the requirements of the Act, and such other documents, as Reliance or any Participating Selling Stockholder may reasonably request in order to facilitate the disposition of the shares of Zenith Stock owned by Reliance or any Participating Selling Stockholder;

    (v)
    use its best efforts to register or qualify the shares of Zenith Stock covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as Reliance or any Participating Selling Stockholder shall reasonably request, except that Zenith shall not for any such purpose be required to qualify generally to do business as a foreign corporation or any jurisdiction wherein it is not so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction; and

    (vi)
    notify Reliance and any Participating Selling Stockholder at any time when a prospectus relating thereto is required to be delivered under the Act within the period mentioned in paragraph (a)(iii) of this Section 9.3 of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances then existing, and at the request of Reliance, prepare and furnish to Reliance and any Participating Selling Stockholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          (b)  In connection with any Registration pursuant to Sections 9.1 and 9.2 of this Agreement, Zenith may require Reliance and any Participating Selling Stockholder, and Reliance and such Participating Selling Stockholders each agree:

    (i)
    to furnish Zenith such information regarding itself and the distribution of the shares of Zenith Stock as to which a registration is being effected as Zenith may from time to time reasonably request in writing and as shall be required by law in connection therewith.

    (ii)
    in the event of a Registration pursuant to Section 9.2 of this Agreement, to cooperate with Zenith and enter into such agreements and take such actions as may be reasonably requested by Zenith.

        9.4    Registration Expenses

          (a)  For purposes of this Article IX, Registration Expenses shall include all expenses incident to Zenith's performance of or compliance with this Article IX including, without limitation, all registration and filling fees, all fees and expenses of complying with securities or blue sky laws, all registration and other incidental expenses in connection with the registration of the Zenith Stock under the Act, all printing expenses, the fees and disbursements of counsel for Zenith and of Zenith's independent certified public accountants, and the expenses of any special audits required by or incident to such performance and compliance (but excluding selling expenses, underwriting discounts and commissions and transfer taxes, if any).

          (b)  In the event of a Registration pursuant to Section 9.1 of this Agreement, Reliance and any Participating Selling Stockholders shall pay all Registration Expenses other than those expenses and costs which would have been incurred by Zenith notwithstanding such request and other than those Registration Expenses and costs attributable to the overhead of Zenith or any of its subsidiaries or the compensation of any employee thereof. Such expenses shall be allocated among Reliance and each Participating Selling Stockholder pursuant to the following formula; multiply the total of such Registration Expenses times the percentage obtained by dividing (i) the number of shares registered on behalf of such Participating Selling Stockholder or Reliance by (ii) the total number of shares registered on behalf of all Participating Selling Stockholders and Reliance.

          (c)  Reliance and the Selling Stockholders shall not be required to pay any Registration Expenses in connection with a registration pursuant to Section 9.2 of this Agreement except for legal or selling expenses directly incurred by each such person.

        9.5    Indemnification

          (a)  In the event of any registration of the Zenith Stock pursuant to this Article IX, Zenith will indemnify and hold harmless the seller of such Zenith Stock and each underwriter of such Zenith Stock and each other person, if any, who controls such seller or underwriter within the meaning of the Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto (including any material incorporated by reference into such registration statement, any such preliminary prospectus, final prospectus or any amendment or supplement thereto, but excluding any item in a preliminary prospectus which is corrected in the final prospectus), or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and Zenith will, pursuant to the provisions of subsection (c) of this section, reimburse such seller and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided that Zenith shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Zenith by such seller, underwriter or controlling person specifically for use in preparation thereof.

          (b)  Zenith may require, as a condition to including any Zenith Stock in any registration statement filed pursuant to this Article IX, that Zenith shall have received an undertaking satisfactory to it from the prospective seller of such Zenith Stock, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 9.5(a)) Zenith, each director of Zenith, each officer of Zenith who shall sign such registration statement and each underwriter of such Zenith Stock and each other person, if any, who controls Zenith Shares or such underwriter within the meaning of the Act, from any losses, claims, damages or liabilities, joint or several, to which Zenith, such directors or officers of Zenith or such underwriter or controlling person may become subject under the Act or otherwise insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to Zenith by such seller, underwriter or controlling person specifically for use in preparation thereof.

          (c)  Within sixty (60) days after receipt by an indemnified party of notice of either a claim or the commencement of any action involving a claim referred to in the preceding paragraphs of this Section 9.5 such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; the failure of any indemnified party to give notice as provided herein shall relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9.5, except where it can be established that the indemnifying party had prior actual notice of such claim or action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

ARTICLE X
MISCELLANEOUS

        10.1    Expenses.    Whether or not this Agreement closes, the parties shall pay their own respective expenses, including, without limitation, the fees, disbursements and expenses of their attorneys, accountants, and investment advisors, in connection with the negotiation and preparation of this Agreement and the consummation of transactions contemplated by it. Notwithstanding the foregoing, the Selling Stockholders shall pay or cause to be paid any sales, use, stock transfer or similar taxes which become payable as a direct result of the consummation of the transactions contemplated hereby.

        10.2    Jurisdiction.    This Agreement is made with reference to and is intended to be construed in accordance with the laws of the State of Delaware.

        10.3    Notices.    All notices, requests, consents, demands, approvals, and other documents, instruments or communications required or which may be given under this Agreement shall be in writing and shall be deemed to have been duly given either at the time of delivery if personally delivered or forty-eight (48) hours after the time of mailing, if mailed first class, postage prepaid, and addressed:

If to Reliance:	William A. Pollard Reliance Insurance Company 4 Penn Center Plaza Philadelphia, PA 19103

With a copy to:	Vincent Vaccarello, Esq. Reliance Insurance Company 4 Penn Center Plaza Philadelphia, PA 19103

If to Selling Stockholders and Sellers' Agents to:	Each of them at their respective addresses as set forth on Exhibit A.

With a copy to:	Wyman, Bautzer, Rothman, Kuchel & Silbert 2049 Century Park East 14th Floor Los Angeles, California 90067 Attn: Stephen D. Silbert

or to any other address or addresses as shall be designated from time to time as the parties direct.

        10.4    Waiver and Modification.    This Agreement may not be amended, modified, superseded, or cancelled, and none of the terms, covenants, representations, warranties, or conditions may be waived, except by all the parties hereto, or in the case of waiver, by the party or parties waiving compliance; provided that the Sellers' Agents may act on behalf of the Selling Stockholders to the extent they are so authorized under Section 8.1 hereof. The failure of any party at any time or times to require strict performance of any provision hereof shall not in any manner affect the right of such party at a later time to enforce the same. No waiver by any party of the breach of any term, covenant, representation, or warranty contained in this Agreement as a condition to such party's obligations hereunder shall release or affect any liability resulting from such breach. No waiver of any nature, whether by conduct, course of dealing or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or as a waiver of any other condition or of any other breach of any other term, covenant, representation, or warranty of this Agreement.

        Any failure of the parties to comply with any obligation, covenant, agreement or condition herein may be expressly waived to the extent permitted under applicable law, in writing, if by Reliance, by the Chairman of the Board, President, Corporate Executive Vice President, or any Corporate Senior Vice President, thereof, and if by the Selling Stockholders, by the Sellers' Agents.

        10.5    Successors in Interest.    This Agreement shall be binding upon and inure to the benefit of heirs, assigns, distributees, legatees, beneficiaries, successors, and transferees of the parties.

        10.6    Entire Agreement.    Except as otherwise provided in this Agreement, this Agreement contains the entire agreement between the parties with respect to its subject matter. There are no representations, warranties, understandings, or agreement other than those expressly set forth herein.

        10.7    Other Documents.    The Exhibits annexed to this Agreement and the documents and instruments delivered at the time or prior to the execution of this Agreement and delivered on or prior to the Closing Date are expressly made a part of this Agreement as fully as though completely set forth in it.

        10.8    Severability.    If any part, term, provision, paragraph, or section or this Agreement is held to be illegal or in conflict with state or federal law, the remaining portions, provisions, and section shall continue in full force and effect.

        10.9    Captions.    The respective captions of the sections and paragraphs of this Agreement are inserted for convenience or reference only and shall not be deemed to modify or otherwise affect in any respect any of the provisions of this Agreement.

        10.10    Execution by Counterpart.    This Agreement may be executed separately or independently in any number of counterparts, each and all of which together shall be deemed to have been executed simultaneously and for all purposes to be one agreement.

        10.11    Additional Documents.    Before and after the Closing Date, each of the Selling Stockholders shall execute, or cause to be executed, and deliver to Reliance, without additional consideration, such further instruments and take such other action as Reliance may reasonably request for purposes of conveying and transferring more effectively the Tendered Shares and to carry out the provisions of this Agreement.

        10.12    Press Releases.    No press releases regarding the transactions contemplated by this Agreement shall be issued by any party hereto without the mutual prior consent of Reliance and the Sellers' Agents, except that in the event that the parties are unable to agree on a press release and legal counsel for one party is of the opinion that such press release is required by law, then such party may issue the legally required press release.

        Dated as of the date first written above.

ATTEST:	RELIANCE INSURANCE COMPANY

/s/ ILLEGIBLE	By:	/s/ MICHAEL T. HOLLAND

ATTEST:	ZENITH NATIONAL INSURANCE CORP.

/s/ ILLEGIBLE	By:	/s/ STANLEY ZAX

Senior Vice Pres., Treasurer		Chairman

WITNESS:	SELLING STOCKHOLDERS:

/s/ ILLEGIBLE	/s/ FRANK ROTHMAN

Frank Rothman

/s/ ILLEGIBLE	/s/ JACK M. OSTROW

Jack M. Ostrow

/s/ ILLEGIBLE	/s/ STANLEY R. ZAX

Stanley R. Zax

/s/ ILLEGIBLE	/s/ EUGENE V. KLEIN

Eugene V. Klein

/s/ ILLEGIBLE	/s/ JOYCE F. KLEIN

Joyce F. Klein

/s/ ILLEGIBLE	/s/ MICHAEL KLEIN

Michael Klein

/s/ ILLEGIBLE	/s/ RANDEE C. HAWKINS

Randee C. Hawkins

/s/ ILLEGIBLE	/s/ STEVE LAWRENCE

Steve Lawrence, Co-Trustee of the Lawrence Family Trust under Agreement dated April 16, 1980.

/s/ ILLEGIBLE	/s/ EYDIE GORME LAWRENCE

Eydie Gorme Lawrence, Co-Trustee of the Lawrence Family Trust under Agreement dated April 16, 1980.

/s/ ILLEGIBLE	/s/ HARVEY L. SILBERT

Harvey L. Silbert

/s/ ILLEGIBLE	/s/ HARVEY L. SILBERT

Harvey L. Silbert, Trustee u/w Harry A. Goldman, Deceased

/s/ ILLEGIBLE	/s/ DANIEL SCHWARTZ

Daniel Schwartz

/s/ ILLEGIBLE	/s/ DANIEL SCHWARTZ

Daniel Schwartz, as Trustee of Robert Schwartz Trust

/s/ ILLEGIBLE	/s/ DANIEL SCHWARTZ

Daniel Schwartz, as Trustee of Joan Schwartz Trust

/s/ ILLEGIBLE	/s/ DANIEL SCHWARTZ

Daniel Schwartz, as Trustee of Sallie Schwartz Trust

EXHIBIT A

Selling Stockholder	Number of Tendered Shares	Principal Face Amount of Note
Frank Rothman 2049 Century Party East 14th Floor Los Angeles, California 90067	31,250	$237,500.00
Jack M. Ostrow 9601 Wilshire Boulevard Beverly Hills, California 90210	25,000	$190,000.00
Stanley R. Zax 15760 Ventura Blvd. Encino, California 91436	24,875	$189,050.00
Eugene V. Klein 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	186,459	$1,417,088.40
Joyce F. Klein 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	186,459	$1,417,088.40
Michael Klein 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	31,250	$237,500.00
Randee C. Hawkins 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	31,250	$237,500.00
Steve Lawrence and Eydie Gorme Lawrence, Trustees of the Lawrence Family Trust under agreement dated April 16, 1980 820 Greenway Drive Beverly Hills, California 90210	62,500	$475,000.00
Harvey L. Silbert 2049 Century Park East 14th Floor Los Angeles, California 90067	247,916	$1,884,161.60
Harvey L. Silbert, Trustee u/w Harry A. Goldman, Deceased 2049 Century Park East 14th Floor Los Angeles, California 90067	125,000	$950,000.00
Daniel Schwartz 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	310,416	$2,359,161.60
Daniel Schwartz, as Trustee of Robert Schwartz Trust 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	62,500	$475,000.00
Daniel Schwartz, as Trustee of Joan Schwartz Trust 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	31,250	$237,500.00
Daniel Schwartz, as Trustee of Sallie Schwartz Trust 6330 San Vincente Blvd., Suite 500 Los Angeles, California 90048	31,250	$237,500.00

Total	1,387,375	$10,544,050.00

EXHIBIT B

PROMISSORY NOTE

THIS NOTE HAS BEEN ACQUIRED BY THE PAYEE FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE RESALE OR OTHER DISTRIBUTION THEREOF. THE NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR WITHOUT THE OPINION OF LEGAL COUNSEL OF RELIANCE INSURANCE COMPANY AS TO THE AVAILABILITY OF AN EXEMPTION THEREFROM.

[amount from Exhibit A]	Philadelphia, Pennsylvania
	[Closing Date]	, 1981

        One year form the date hereof FOR VALUE RECEIVED, Reliance Insurance Company, a Pennsylvania corporation, promises to pay to the order of [Selling Stockholder], in lawful money of the United States of America, the principal amount of [amount from Exhibit A] Dollars. Interest on said principal at the rate of Fourteen (14%) percent per annum from the date hereof, shall be paid with principal. If interest is not paid when due it shall bear like interest as the principal.

        If the full amount of principal and interest due under this note is not paid when due, the undersigned promises to pay in additional, reasonable attorneys' fees necessarily incurred thereby irrespective of whether suit is commenced hereon.

RELIANCE INSURANCE COMPANY

By:

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PURCHASE AGREEMENT